Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

Contact: Bryan J. Carey Chief Financial Officer 239-931-7285 BCarey@rtsx.com	Investors: Nick Laudico The Ruth Group 646-536-7030 nlaudico@theruthgroup.com

RADIATION THERAPY SERVICES ANNOUNCES RESIGNATION OF

JOSEPH GARCIA, CHIEF OPERATING OFFICER

FORT MYERS, FL, April 11, 2013 — Radiation Therapy Services Holdings, Inc (“Radiation Therapy” or “the Company”), a leading operator of radiation therapy centers, announced today that Joseph M. Garcia, Chief Operating Officer, has resigned to accept a position as Chief Executive Officer of a health care services business in the dental practice management field. Mr. Garcia will remain with the Company until May 10th, 2013, at which time his direct reports will report to Bryan Carey, Vice Chairman and Chief Financial Officer.

Over his two-year tenure at Radiation Therapy, Mr. Garcia has strengthened and expanded the organization in the areas of ICC and physician outreach, business development and marketing. He has built and leaves behind cohesive and well organized teams with established senior leadership and clear growth objectives. The Company believes these teams will continue to make progress on their well-established initiatives.

Dr. Daniel Dosoretz, President and Chief Executive Officer, commented, “Joseph leaves behind him established departments in his areas of his responsibility that we believe will continue to successfully carry out their respective missions.  We are pleased he has been able to strengthen multiple areas of the Company in such a short period of time. While Joseph will be missed by his colleagues, we wish him the best of luck in his new endeavor.”

About Radiation Therapy Services Holdings, Inc.

Radiation Therapy Services is a leading provider of advanced radiation therapy and other services to cancer patients in the United States and Latin America.  The Company offers a comprehensive range of radiation treatment alternatives, focused on delivering academic quality, cost-effective patient care in a personal and convenient setting. In total, the Company operates 127 treatment centers, including 96 centers located in 15 U.S. states, strategically clustered in 28 local markets. The Company also operates 31 centers located in six countries in Latin America.  The Company holds market leading positions in most of its domestic local markets and abroad. RTSX.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2013 and the effects of the CMS’s Final Rule for the 2013 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

#  #  #